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                                                                      Exhibit 21

                              LIST OF SUBSIDIARIES

Name                                              Jurisdiction

Inter Parfums Holdings, S.A.                      France
Inter Parfums, S.A.                               France
Jean Philippe Fragrances do Brasil, Ltda.(1)      Brazil
Inter Parfums Grand Public, S.A.                  France

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(1) A limited liability company.